Exhibit 99.1
Issuer Direct Reports 2013 Results

Issuer Direct Reports 105% Revenue Growth and 216% Increase in EBITDA for 2013.

Gross Margins Reach 70% and Non-GAAP Income Increases 126% in 2013 as ISDR Leverages Its Cloud-Based Disclosure Management System, Recurring Revenue Model

MORRISVILLE, NC-- (March 6, 2014) - Issuer Direct Corporation (ISDR), a market leader and innovator of disclosure management solutions and cloud-based compliance technologies, today reported its operating results for the three and 12 months ended December 31, 2013. The Company will host an investor conference call at 8:30 a.m. EST today, to discuss operating results and relevant topics of interest.

Fourth Quarter 2013 Financial Highlights Include:

●	Quarterly revenues increased 205% year-over-year reaching $3.6 million;

●	EBITDA increased 137% year-over-year to $0.7 million;

●	Non-GAAP net income increased 82% year-over-year, reaching $0.3 million; and

Full Year 2013 Financial Highlights Include:

●	Year-to-date revenues increased 105% year-over-year reaching $8.8 million;

●	EBITDA increased 216% year-over-year reaching $2.2 million;

●	Non-GAAP net income increased 126%, reaching $1.4 million; and

●	Cash flow from operations increased 84% year-over-year reaching $1.4 million.

Please refer to the tables below for the calculation of EBITDA and the reconciliation of GAAP income and earnings per share to Non-GAAP earnings per share.

Brian R. Balbirnie, Chief Executive Officer of Issuer Direct Corporation, commented, At the beginning of 2013, we set out to deliver against three main objectives: higher revenues, increased profits, and improved overall margins. We achieved all three of these objectives in fiscal 2013, delivering another record year. Revenues increased 105%, with growth from all three of our revenue streams, compared to the prior year. The largest increase in revenue came from our shareholder communication services, primarily due to offerings added with the acquisition of PrecisionIR on August 22, 2013. In addition to providing immediate revenue, the acquisition also doubled our customer count, adding 750 new clients that we can target with our disclosure management platform and software solutions. As most of these clients are sizable in market cap, sales to this installed base offer higher average revenue per issuer and higher average margin per issuer. The acquisition also grew our total addressable market as a global organization, to 21,000 issuers in North America and Europe.

Mr. Balbirnie added, Looking at performance against our goals for profit and margin expansion, we increased 2013 gross margins and drove EBITDA growth, as we continue to focus on gaining operational efficiency in order to fully leverage the earnings power of our platform.

Mr. Balbirnie concluded, In fiscal 2014, we anticipate that our revenue from shareholder communications will continue to drive our growth. We also anticipate revenues from both disclosure management services and software licensing will continue to grow as we roll out new technologies, and cross-sell services to customers obtained through the PrecisionIR acquisition. With a number of key strategic initiatives targeted for 2014, our goal is to complete the final steps in integration between Issuer Direct and the global operations of PrecisionIR, continue to generate profitable sustainable growth and significant cash flows from operations, increase average revenue per issuer, and expand our customer base.

GAAP Financial Comparison for the Fourth Quarter and Year ended December 31, 2013:

On a GAAP basis, full year revenue for 2013 increased 105%, reaching $8.8 million, compared to $4.3 million in 2012. The Company reported net income of $628,577 or $0.31 per diluted share for the year ended December 31, 2013 compared to net income of $305,732 or $0.15 per diluted share, for the prior year. Although gross profit was significantly higher, the Company incurred $292,872 of non-cash amortization expenses related to the acquisition of PrecisionIR, and incurred $446,909 of non-cash interest expenses related to an 8% Note entered into with Red Oak Partners to help fund the acquisition. Both of these items had a negative impact on net income but had no impact on the Companys cash flows. The amortization of the debt discount is recorded as non-cash interest expense. The Company also incurred $162,698 of costs related to the acquisition of and integration of PrecisionIR for the year. Non-GAAP results backing out these non-cash expenses and other expenses have been computed below.

Fourth quarter revenue was a record $3.6 million, increasing 205%, compared to the fourth quarter of 2012. For the three months ended December 31, 2013, the Company reported a net loss of $67,361 or $(0.03) per diluted share compared to net income of $113,729 or $0.05 per diluted share for the same period in the prior year. During the quarter, the Company incurred $204,525 of non-cash amortization expense and $312,500 of non-cash interest expense associated with the acquisition of PrecisionIR. The Company also incurred $49,616 of costs related to the acquisition of and integration of PrecisionIR in the fourth quarter of 2013. Non-GAAP results backing out these non-cash expenses and other expenses have been computed below.

Other Selected Financial Information for the Fourth Quarter and the Year ended December 31, 2013:

Gross Profits: Gross profit in the fourth quarter of 2013 was $2.6 million, increasing 225% compared to fourth quarter of 2012. Full year gross profit for 2013 increased 123%, reaching $6.3 million, compared to $2.8 million in 2012, with the gross profit margin increasing to 71%, from 65% in 2012.

EBITDA: Fourth quarter EBITDA was $0.7 million, a 137% increase compared to the $0.3 million in the same quarter last year. EBITDA for the year ended December 31, 2013 was $2.2 million, or 25% of sales, increasing $1.5 million, or 216% from $0.7 million in the year ended December 31, 2012.

Non-GAAP Net Income: In the fourth quarter of 2013, non-GAAP net income was $0.3 million, or $0.16 per share, an increase of 82% compared to $0.2 million or $0.09 per share in the fourth quarter of 2012. Non-GAAP net income for the year ended December 31, 2013 was $1.4 million, or $0.71 per share, an increase of 126% compared to $0.6 million and $0.32 per share for the year ended December 31, 2012.

Cash Flows from Operations: For the year ended December 31, 2013 cash flow from operations was $1.4 million, an increase of 84% compared to $0.8 million for the year ended December 31, 2012.

Non-GAAP Information

Certain non-GAAP financial measures are included in this press release. In the calculation of these measures, the Company generally excludes certain items such as amortization and impairment of acquired intangibles, non-cash stock-based compensation charges, unusual, non-recurring gains and charges and non-cash interest expense. The Company believes that excluding such items provides investors and management with a representation of the Company's core operating performance and with information useful in assessing its prospects for the future and underlying trends in the Company's operating expenditures and continuing operations. Management uses such non-GAAP measures to evaluate financial results and manage operations. The release and the attachments to this release provide a reconciliation of each of the non-GAAP measures referred to in this release to the most directly comparable GAAP measure. The non-GAAP financial measures are not meant to be considered a substitute for the corresponding GAAP financial statements and investors should evaluate them carefully. These non-GAAP financial measures may differ materially from the non-GAAP financial measures used by other companies. Reconciliation between results on a GAAP and non-GAAP basis is provided in a table immediately following the Calculation of EBITDA table below.

CALCULATON OF EBITDA

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012

Net income (loss):	$(67,361)	$113,129	$628,577	$305,732
Adjustments:
Depreciation and amortization	282,966	34,329	494,179	138,349
Interest expense, net	363,869	3,479	515,648	401
Income tax expense	81,333	127,500	556,000	251,000
EBITDA:	$660,807	$278,437	$2,194,404	$695,482

RECONCILATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES

	Three Months ended December 31,
	2013		2012
	Amount	Per diluted share	Amount	Per diluted share

Net income (loss):	$(67,361)	$(0.03)	$113,129	$0.05
Adjustments:
Amortization of intangible assets (1)	230,108	0.11	26,583	0.02
Stock based compensation (2)	60,268	0.03	88,017	0.04
Integration and acquisition costs (3)	49,916	0.03	-	-
Non-cash interest expense (4)	312,500	0.15	-	-
Non-GAAP adjusted income before tax impact (5)	585,431	0.29	227,729	0.11
Tax impact of adjustments (6)	(248,060)	(0.13)	(43,548)	(0.02)
Non-GAAP net income	$337,371	$0.16	$184,181	$0.09

	Year ended December 31,
	2013		2012
	Amount	Per diluted share	Amount	Per diluted share

Net income:	$628,577	$0.31	$305,732	$0.15
Adjustments:
Amortization of intangible assets (1)	395,205	0.20	108,500	0.06
Stock based compensation (2)	282,707	0.14	415,875	0.21
Integration and acquisition costs (3)	162,698	0.08	-	-
Non-cash interest expense (4)	446,909	0.22	-	-
Non-GAAP adjusted income before tax impact (5)	1,916,096	0.95	830,107	0.42
Tax impact of adjustments (6)	(489,257)	(0.24)	(199,263)	(0.10)
Non-GAAP net income	$1,426,839	$0.71	$630,844	$0.32

(1) The adjustments represent the amortization of intangible assets related to acquired companies.

(2) The adjustments represent stock-based compensation expense recognized related to awards of stock options or common stock in exchange for services.

(3) The adjustments represent legal fees, consulting fees, and other non-recurring cost incurred in connection with the acquisition of PrecisionIR Group, Inc.

(4) The adjustment represents the amortization of debt-discount that was created as a result of a beneficial conversion feature that was embedded in a note payable that the Company issued in order to finance the acquisition of PrecisionIR Group, Inc. The amortization of the debt discount is recorded as non-cash interest expense and has no impact on the cash flows or operations of the Company.

(5) For the year ended December 31, 2013, the Company revised its presentation for non-GAAP income to show the tax impact of all reconciling items. Under the current presentation, non-GAAP net income for the nine-month period ended September 30, 2013 would have been $0.53 per share, as opposed to $0.65 per share as previously reported. Non-GAAP net income for the three-month period ended December 31, 2012 would have been $0.09 per, as opposed to $0.13 per share as previously reported. Non-GAAP net income for the year ended December 31, 2012 would have been $0.32 per, as opposed to $0.42 per share as previously reported.

(6) This adjustment gives effect to the tax impact of all non-GAAP adjustments at a rate of 38%, which approximates the Companys state and federal tax rates.

Conference Call Information

To participate in the conference call, please dial 1-877-407-8133 (international callers dial 201-689-8040) approximately five minutes prior to 8:30 a.m. Eastern Time (EST). Additionally, you can listen to the event online at: http://www.investorcalendar.com/IC/CEPage.asp?ID=172331

A replay of the conference call will be available one hour after completion of the call until, March 12, 2014 at 11:59 p.m. EST. To access the replay, dial 1-877-660-6853 (international callers dial 1-201-612-7415) and enter the conference I.D. # 13576995

About Issuer Direct Corporation:

Issuer Direct is a disclosure management and targeted communications company. Our integrated platform provides tools, technologies and services that enable our clients to disclose and disseminate information through our network. With a focus on corporate issuers, the Company alleviates the complexity of maintaining compliance with its integrated portfolio of products and services that enhance companies' ability to efficiently produce and distribute their financial and business communications both online and in print.

Learn more about Issuer Direct today: http://ir.issuerdirect.com/tearsheet/html/isdr

Forward-Looking Statements. This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words "believe," "anticipate," "estimate," "expect," "intend," "plan," "project," "prospects," "outlook," and similar words or expressions, or future or conditional verbs such as "will," "should," "would," "may," and "could" are generally forward-looking in nature and not historical facts. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance or achievements to be materially different from any anticipated results, performance or achievements. The Company disclaims any intention to, and undertakes no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise. For additional risks and uncertainties that could impact the Company's forward-looking statements, please see the Company's Annual Report on Form 10-K for the year ended December 31, 2013, including but not limited to the discussion under "Risk Factors" therein, which the Company has filed with the SEC and which may be viewed at http://www.sec.gov.

ISSUER DIRECT CORPORATION
CONSOLIDATED BALANCE SHEETS

	December 31,
	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$1,713,479	$1,250,643
Accounts receivable (net of allowance for doubtful accounts of $429,509 and $117,030, respectively)	1,970,531	544,684
Deferred income tax asset – current	25,843	49,000
Other current assets	160,756	38,710
Total current assets	3,870,609	1,883,037
Furniture, equipment and improvements, net	297,577	55,611
Deferred income tax asset – noncurrent	-	159,000
Other long-term assets	22,351	12,069
Goodwill	1,056,873	-
Intangible assets (net of accumulated amortization of $582,871 and $187,666, respectively)	4,013,129	431,529
Total assets	$9,260,539	$2,541,246

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$267,637	$62,886
Accrued expenses	1,255,282	37,347
Income taxes payable	298,052	226,406
Deferred revenue	1,053,401	112,906
Line of credit	-	150,000
Total current liabilities	2,874,372	589,545
Note payable – related party (net of debt discount of $2,053,091 and $0, respectively)	446,909	-
Deferred income tax liability	1,650,460	-
Other long-term liabilities	83,063	105,554
Total liabilities	5,054,804	695,099

Stockholders' equity:
Preferred stock, $0.001 par value, 30,000,000 shares authorized, no shares issued and outstanding as of December 31, 2013 and 2012.	-	-
Common stock $0.001 par value, 100,000,000 shares authorized, 2,006,689 and 1,937,329 shares issued and outstanding as of December 31, 2013 and 2012, respectively.	2,007	1,937
Additional paid-in capital	3,977,661	2,070,369
Other accumulated comprehensive loss	(59,065)	-
Retained earnings (accumulated deficit)	285,132	(226,159)
Total stockholders' equity	4,205,735	1,846,147
Total liabilities and stockholders’ equity	$9,260,539	$2,541,246

ISSUER DIRECT CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended		For the Year Ended
	December 31,	December 31,	December 31,	December 31,
	2013	2012	2013	2012
	(Unaudited)	(Unaudited)
Revenues	$3,605,610	$1,185,022	$8,842,229	$4,305,566
Cost of services	1,038,648	394,192	2,577,891	1,501,158
Gross profit	2,566,962	790,830	6,264,338	2,804,408
Operating costs and expenses:
General and administrative	1,075,035	318,517	2,481,560	1,309,166
Sales and marketing	831,120	193,606	1,588,374	799,760
Depreciation and amortization	282,966	34,329	494,179	138,349
Total operating costs and expenses	2,189,121	546,452	4,564,113	2,247,275
Net operating income	377,841	244,378	1,700,225	557,133
Other income (expense):
Interest expense, net	(363,869)	(3,749)	(515,648)	(401)
Total other expense	(363,869)	(3,749)	(515,648)	(401)
Income before taxes	13,972	240,629	1,184,577	556,732
Income tax expense	(81,333)	(127,500)	(556,000)	(251,000)
Net income (loss)	$(67,361)	$113,129	$628,577	$305,732
Income (loss) per share - basic	$(0.03)	$0.06	$0.32	$0.16
Income (loss) per share - fully diluted	$(0.03)	$0.05	$0.31	$0.15

ISSUER DIRECT CORPORATION
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

	For the Three Months Ended		For the Year Ended
	December 31,	December 31,	December 31,	December 31,
	2013	2012	2013	2012
	(unaudited)	(unaudited)
Net income (loss)	$(67,361)	$113,129	$628,577	$305,732
Foreign currency translation adjustment	(19,818)	-	(59,065)	-
Comprehensive income (loss)	$(87,179)	$113,129	$569,512	$305,732

ISSUER DIRECT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years ended December 31,
	2013	2012
Cash flows from operating activities
Net income	$628,577	$305,732
Adjustments to reconcile net income to net cash provided by operating activities:
Bad debt expense	203,136	65,327
Depreciation and amortization	494,179	138,349
Deferred income taxes	(276,847)	(9,000)
Non-cash interest expense	446,909	-
Excess tax benefit from share based compensation	-	(11,000)
Stock-based compensation expense	282,707	415,875
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	(212,591)	(248,820)
Decrease (increase) in deposits and prepaids	245,686	72,494
Increase (decrease) in accounts payable	(89,329)	(40,680)
Increase (decrease) in deferred revenue	(523,685)	(64,802)
Increase (decrease) in accrued expenses	190,899	130,696
Net cash provided by operating activities	1,389,641	754,171

Cash flows from investing activities
Purchase of intangible assets	-	(281,000)
Purchase of acquired business, net of cash acquired	(3,178,398)	-
Purchase of furniture, equipment, and improvements	(43,863)	(18,849)
Net cash used by investing activities	(3,222,261)	(299,849)

Cash flows from financing activities
Proceeds from exercise of stock options, net of income taxes	124,655	43,525
Payment of dividend	(117,286)	(270,590)
Borrowings on long term debt	2,500,000	-
Excess tax benefit from share based compensation	-	11,000
Advance from line of credit	500,000	275,000
Repayment on line of credit	(650,000)	(125,000)
Net cash provided by (used in) financing activities	2,357,369	(66,065)

Effect of exchange rates on cash	(61,913)	-
Net change in cash	524,749	388,257
Cash – beginning	1,250,643	862,386
Cash – ending	$1,713,479	$1,250,643

Supplemental disclosures:
Cash paid for interest	$77,024	$12,034
Cash paid for income taxes	$699,491	$22,594
Non-cash activities:
Common stock issued for customer list	$-	$140,000
Issuance of beneficial conversion feature to holder of note payable	$2,500,000	$-